UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Ave, Suite 520 Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

February 8, 2019

Item 8.01 Other Events.

On January 4, 2019, the Company, in its capacity as a nominal defendant, entered into a Stipulation and Agreement of Settlement in the shareholder derivative actions filed in the U.S. District Court Eastern District of New York, Desmond-Newman v. Govil, et al., Case No. 2:18-03992 and in New York State Supreme Court Suffolk County, Alami v. Govil, et al., No. 606635/2017. On January 23, 2019, the Court issued an order preliminarily approving the proposed settlement and providing for the notice of the settlement to be made to Cemtrex shareholders.

The press release regarding the Notice of Proposed Settlement of Derivative Action and a copy of the Notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively and is incorporated into this Item 8.01 by reference. The full Notice of Proposed Settlement of Derivative Action and Stipulation and Agreement of Settlement are available on Cemtrex’s Investor Relations page (https://www.cemtrex.com/investor-relations/). The contents of the Company’s corporate website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press release regarding the Derivative Notice of Proposed Settlement, Dated February 8, 2019
99.2	Notice of Proposed Settlement of Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: February 8, 2019	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer